For Immediate Release

LPL Financial Announces Third Quarter 2024 Results

Key Financial Results
•Net Income was $255 million, translating to diluted earnings per share ("EPS") of $3.39, up 16% from a year ago
•Adjusted EPS* increased 11% year-over-year to $4.16
◦Gross profit* increased 12% year-over-year to $1,128 million
◦Core G&A* increased 5% year-over-year to $359 million
◦Adjusted EBITDA* increased 12% year-over-year to $566 million

Key Business Results
•Total advisory and brokerage assets increased 29% year-over-year to $1.6 trillion
◦Advisory assets increased 35% year-over-year to $892 billion
◦Advisory assets as a percentage of total assets increased to 56.0%, up from 53.5% a year ago
•Total organic net new assets were $27 billion, representing 7% annualized growth
◦Excluding a $6 billion outflow related to a planned separation from misaligned large OSJs, total organic net new assets were $33 billion, translating to a 9% annualized growth rate
◦Organic net new advisory assets were $23 billion, representing 11% annualized growth. Excluding the impact of the planned separations, total organic net new advisory assets were $28 billion, translating to a 14% annualized growth rate.
•Recruited assets(1) were $26 billion
◦Recruited assets over the trailing twelve months were $87 billion, up approximately 12% from a year ago
•Advisor count(2) was 23,686, up 224 sequentially and 1,282 year-over-year
•Total client cash balances were $46 billion, an increase of $2 billion sequentially and a decrease of $1 billion year-over-year
◦Client cash balances as a percentage of total assets were 2.9%, in-line with the prior quarter and down from 3.8% a year ago

Key Capital and Liquidity Results
•Corporate cash(3) was $708 million
•Leverage ratio(4) was 1.61x
•Dividends paid were $22.4 million

*See the Non-GAAP Financial Measures section and the endnotes to this release for further details about these non-GAAP financial measures

Key Updates
•M&A:
◦Atria Wealth Solutions, Inc. ("Atria"): In October 2024, closed the acquisition of Atria, a wealth management solutions holding company. Atria supports ~2,200 advisors and ~160 banks and credit unions, managing ~$110 billion of brokerage and advisory assets. Conversion is expected to be completed in mid-2025.
▪Estimated run-rate EBITDA has increased from $140 million at announcement to $150 million
◦The Investment Center, Inc. ("The Investment Center"): Announced a definitive agreement to acquire The Investment Center, a firm with ~240 advisors serving ~$9 billion of brokerage and advisory assets. We expect to close and convert the acquisition in the first half of 2025.
◦Liquidity & Succession: Deployed approximately $34 million of capital to close six deals, including our first three external practices
•Prudential Advisors ("Prudential"): On track to onboard the retail wealth management business of Prudential during Q4
◦Estimated run-rate EBITDA has increased from $60 million at announcement to $70 million
•Core G&A*:
◦While there are variable costs associated with supporting our strong levels of organic growth, given our ongoing focus on efficiency, we are tightening our 2024 Core G&A* outlook to a range of $1,475 million to $1,485 million
◦Additionally, we are increasing the range by $35 million to $40 million to include costs related to the acquisition of Atria and onboarding of Prudential, resulting in an updated range of $1,510 million to $1,525 million
•Share Repurchases: We plan to resume our share repurchase program in Q4 2024, with an estimated $100 million of repurchases planned during the fourth quarter
SAN DIEGO — October 30, 2024 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the "Company") today announced results for its third quarter ended September 30, 2024, reporting net income of $255 million or $3.39 per share. This compares with $224 million, or $2.91 per share, in the third quarter of 2023 and $244 million, or $3.23 per share, in the prior quarter.
"I joined LPL with the mandate to accelerate our growth, and for the past six years, have worked closely with Matt Audette and the rest of our leadership team, to set our strategic vision, and to build and execute on the plan to achieve that vision." said Rich Steinmeier, CEO. "Looking forward, our opportunity is clear – to assert our leadership and shape both the advisor and institutional markets. Our focus is on creating the culture, workplace environment, and capabilities, to achieve sustainable outperformance through becoming an indispensable partner to our advisors and institutions, while delivering long-term value to shareholders."

"We’re operating from a position of strength with a leadership team that is focused on supporting our advisors’ success through innovative solutions," said Matt Audette, President and CFO. "In my expanded role, I look forward to the opportunity to help extend our leadership position in the advisor-mediated markets and to enhance value for our shareholders. Specific to the third quarter, we delivered strong organic growth in both our traditional and new markets. As a complement, we announced our acquisition of The Investment Center, and early in the fourth quarter we closed our acquisition of Atria. As we look ahead, we remain excited by the opportunities we have to serve and support our advisors, while continuing to deliver an industry leading value proposition."
Dividend Declaration
The Company's Board of Directors declared a $0.30 per share dividend to be paid on December 2, 2024 to all stockholders of record as of November 14, 2024.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. ET on Wednesday, October 30, 2024. The conference call will be accessible and available for replay at investor.lpl.com/events.

Contacts
Investor Relations
investor.relations@lplfinancial.com

Media Relations
media.relations@lplfinancial.com
About LPL Financial
LPL Financial Holdings Inc. (Nasdaq: LPLA) was founded on the principle that the firm should work for advisors and institutions, and not the other way around. Today, LPL is a leader in the markets we serve(5), serving more than 23,000 financial advisors, including advisors at approximately 1,000 institutions and at approximately 580 registered investment advisor ("RIA") firms nationwide. We are steadfast in our commitment to the advisor-mediated model and the belief that Americans deserve access to personalized guidance from a financial professional. At LPL, independence means that advisors and institution leaders have the freedom they deserve to choose the business model, services, and technology resources that allow them to run a thriving business. They have the flexibility to do business their way. And they have the freedom to manage their client relationships, because they know their clients best. Simply put, we take care of our advisors and institutions, so they can take care of their clients.
Securities and Advisory services offered through LPL Financial LLC ("LPL Financial"), a registered investment advisor. Member FINRA/SIPC. LPL Financial and its affiliated companies provide financial services only from the United States.
Throughout this communication, the terms "financial advisors" and "advisors" are used to refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial.
We routinely disclose information that may be important to shareholders in the "Investor Relations" or "Press Releases" section of our website.

Forward-Looking Statements
This press release contains statements regarding:

•the amount and timing of the onboarding of acquired, recruited or transitioned brokerage and advisory assets, including Atria, Prudential and The Investment Center;
•the Company's future financial and operating results, growth, plans, priorities and business strategies, including forecasts and statements related to the Company's core G&A expenses; and
•future capabilities, future advisor service experience, future investments and capital deployment, including share repurchase activity and dividends, if any, and long-term shareholder value.

These and any other statements that are not related to present facts or current conditions, or that are not purely historical, constitute forward-looking statements. They reflect the Company's expectations and objectives as of October 30, 2024 and are not guarantees that expectations or objectives expressed or implied will be achieved. The achievement of such expectations and objectives involves risks and uncertainties that may cause actual results, levels of activity or the timing of events to differ materially from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include:

•the failure to satisfy the closing conditions applicable to the Company's strategic relationship agreement with Prudential, or the Company's purchase agreement with The Investment Center, including regulatory approvals;
•difficulties and delays in onboarding the assets of acquired, recruited or transitioned advisors, including the receipt and timing of regulatory approvals that may be required;
•disruptions in the businesses of the Company that could make it more difficult to maintain relationships with advisors and their clients;
•the choice by clients of acquired or recruited advisors not to open brokerage and/or advisory accounts at the Company;
•changes in general economic and financial market conditions, including retail investor sentiment;
•changes in interest rates and fees payable by banks participating in the Company's client cash programs, including the Company's success in negotiating agreements with current or additional counterparties;
•the Company's strategy and success in managing client cash program fees;
•fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue;
•effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions, and their ability to provide financial products and services effectively;
•whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company;
•changes in the growth and profitability of the Company's fee-based offerings and asset-based revenues;
•the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations;
•the cost of defending, settling and remediating issues related to regulatory matters or legal proceedings, including civil monetary penalties or actual costs of reimbursing customers for losses in excess of our reserves or insurance;
•changes made to the Company’s services and pricing, including in response to competitive developments and current, pending and future legislation, regulation and regulatory actions, and the effect that such changes may have on the Company’s gross profit streams and costs;
•execution of the Company's capital management plans, including its compliance with the terms of the Company's amended and restated credit agreement, the committed revolving credit facilities of the Company and LPL Financial, and the indentures governing the Company's senior unsecured notes;
•strategic acquisitions and investments, including pursuant to the Company’s Liquidity & Succession solution, and the effect that such acquisitions and investments may have on the Company’s capital management plans and liquidity;
•the price, availability and trading volumes of shares of the Company's common stock, which will affect the timing and size of future share repurchases by the Company, if any;
•the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements or efficiencies expected to result from its investments, initiatives and acquisitions, expense plans and technology initiatives;
•whether advisors affiliated with Atria, Prudential, and The Investment Center will transition registration to the Company and whether assets reported as serviced by such financial advisors will translate into assets of the Company;

•the performance of third-party service providers to which business processes have been transitioned;
•the Company's ability to control operating risks, information technology systems risks, cybersecurity risks and sourcing risks; and
•the other factors set forth in the Company's most recent Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, and you should not rely on statements contained herein as representing the Company's view as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	September 30,	June 30,		September 30,
	2024	2024	Change	2023	Change
REVENUE
Advisory	$1,378,050	$1,288,163	7%	$1,081,562	27%
Commission:
Sales-based	429,132	423,070	1%	311,792	38%
Trailing	377,400	363,976	4%	331,808	14%
Total commission	806,532	787,046	2%	643,600	25%
Asset-based:
Client cash	353,855	341,475	4%	360,518	(2%)
Other asset-based	272,336	259,533	5%	224,614	21%
Total asset-based	626,191	601,008	4%	585,132	7%
Service and fee	145,729	135,000	8%	135,648	7%
Transaction	58,546	58,935	(1%)	50,210	17%
Interest income, net	49,923	47,478	5%	40,773	22%
Other	43,423	14,139	n/m	(14,542)	n/m
Total revenue	3,108,394	2,931,769	6%	2,522,383	23%
EXPENSE
Advisory and commission	1,948,065	1,819,027	7%	1,488,432	31%
Compensation and benefits	266,415	274,000	(3%)	243,759	9%
Promotional	164,538	136,125	21%	131,645	25%
Depreciation and amortization	78,338	70,999	10%	64,627	21%
Occupancy and equipment	69,879	69,529	1%	61,339	14%
Interest expense on borrowings	67,779	64,341	5%	48,363	40%
Amortization of other intangibles	32,461	30,607	6%	27,760	17%
Brokerage, clearing and exchange	29,636	32,984	(10%)	24,793	20%
Professional services	26,295	22,100	19%	18,699	41%
Communications and data processing	17,916	19,406	(8%)	19,634	(9%)
Other	59,724	62,580	(5%)	75,660	(21%)
Total expense	2,761,046	2,601,698	6%	2,204,711	25%
INCOME BEFORE PROVISION FOR INCOME TAXES	347,348	330,071	5%	317,672	9%
PROVISION FOR INCOME TAXES	92,045	86,271	7%	93,381	(1%)
NET INCOME	$255,303	$243,800	5%	$224,291	14%
EARNINGS PER SHARE
Earnings per share, basic	$3.41	$3.26	5%	$2.95	16%
Earnings per share, diluted	$3.39	$3.23	5%	$2.91	16%
Weighted-average shares outstanding, basic	74,776	74,725	—%	76,062	(2%)
Weighted-average shares outstanding, diluted	75,405	75,548	—%	77,147	(2%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended
	September 30,
	2024	2023	Change
REVENUE
Advisory	$3,866,024	$3,050,184	27%
Commission:
Sales-based	1,237,437	896,825	38%
Trailing	1,102,587	973,386	13%
Total commission	2,340,024	1,870,211	25%
Asset-based:
Client cash	1,047,712	1,157,208	(9%)
Other asset-based	780,208	639,387	22%
Total asset-based	1,827,920	1,796,595	2%
Service and fee	412,901	377,757	9%
Transaction	174,739	146,081	20%
Interest income, net	140,926	116,103	21%
Other	110,222	52,088	112%
Total revenue	8,872,756	7,409,019	20%
EXPENSE
Advisory and commission	5,500,579	4,307,829	28%
Compensation and benefits	814,784	708,972	15%
Promotional	427,282	332,433	29%
Depreciation and amortization	216,495	179,058	21%
Occupancy and equipment	205,672	186,517	10%
Interest expense on borrowings	192,202	132,389	45%
Brokerage, clearing and exchange	93,152	80,067	16%
Amortization of other intangibles	92,620	78,593	18%
Professional services	61,674	51,011	21%
Communications and data processing	57,066	57,903	(1%)
Other	159,619	143,259	11%
Total expense	7,821,145	6,258,031	25%
INCOME BEFORE PROVISION FOR INCOME TAXES	1,051,611	1,150,988	(9%)
PROVISION FOR INCOME TAXES	263,744	302,293	(13%)
NET INCOME	$787,867	$848,695	(7%)
EARNINGS PER SHARE
Earnings per share, basic	$10.55	$10.97	(4%)
Earnings per share, diluted	$10.45	$10.82	(3%)
Weighted-average shares outstanding, basic	74,688	77,339	(3%)
Weighted-average shares outstanding, diluted	75,424	78,439	(4%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(In thousands, except share data)
(Unaudited)

	September 30, 2024	June 30, 2024	December 31, 2023
ASSETS
Cash and equivalents	$1,474,954	$1,318,894	$465,671
Cash and equivalents segregated under federal or other regulations	1,382,867	1,530,150	2,007,312
Restricted cash	104,881	109,618	108,180
Receivables from clients, net	622,015	563,923	588,585
Receivables from brokers, dealers and clearing organizations	53,763	74,432	50,069
Advisor loans, net	1,913,363	1,757,727	1,479,690
Other receivables, net	802,186	763,632	743,317
Investment securities ($94,694, $73,463 and $76,088 at fair value at September 30, 2024, June 30, 2024 and December 31, 2023, respectively)	111,096	89,853	91,311
Property and equipment, net	1,144,676	1,066,395	933,091
Goodwill	1,868,193	1,860,062	1,856,648
Other intangibles, net	782,426	783,031	671,585
Other assets	1,681,455	1,586,010	1,390,021
Total assets	$11,941,875	$11,503,727	$10,385,480
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Client payables	$2,039,140	$1,963,988	$2,266,176
Payables to brokers, dealers and clearing organizations	211,054	212,394	163,337
Accrued advisory and commission expenses payable	252,881	240,370	216,541
Corporate debt and other borrowings, net	4,441,913	4,442,840	3,734,111
Accounts payable and accrued liabilities	485,927	461,277	485,963
Other liabilities	1,739,209	1,667,511	1,440,373
Total liabilities	9,170,124	8,988,380	8,306,501
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 130,779,259, 130,746,590 shares and 130,233,328 shares issued at September 30, 2024, June 30, 2024 and December 31, 2023, respectively	131	131	130
Additional paid-in capital	2,059,207	2,038,216	1,987,684
Treasury stock, at cost — 55,968,552, 55,985,188 shares and 55,576,970 shares at September 30, 2024, June 30, 2024 and December 31, 2023, respectively	(4,102,319)	(4,101,955)	(3,993,949)
Retained earnings	4,814,732	4,578,955	4,085,114
Total stockholders’ equity	2,771,751	2,515,347	2,078,979
Total liabilities and stockholders’ equity	$11,941,875	$11,503,727	$10,385,480

LPL Financial Holdings Inc.
Management's Statements of Operations
(In thousands, except per share data)
(Unaudited)
Certain information in this release is presented as reviewed by the Company’s management and includes information derived from the Company’s unaudited condensed consolidated statements of income, non-GAAP financial measures and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" in this release.

	Quarterly Results
	Q3 2024	Q2 2024	Change	Q3 2023	Change
Gross Profit(6)
Advisory	$1,378,050	$1,288,163	7%	$1,081,562	27%
Trailing commissions	377,400	363,976	4%	331,808	14%
Sales-based commissions	429,132	423,070	1%	311,792	38%
Advisory fees and commissions	2,184,582	2,075,209	5%	1,725,162	27%
Production-based payout(7)	(1,910,634)	(1,812,050)	5%	(1,506,080)	27%
Advisory fees and commissions, net of payout	273,948	263,159	4%	219,082	25%
Client cash(8)	372,333	361,316	3%	377,782	(1%)
Other asset-based(9)	272,336	259,533	5%	224,614	21%
Service and fee	145,729	135,000	8%	135,648	7%
Transaction	58,546	58,935	(1%)	50,210	17%
Interest income, net(10)	31,428	27,618	14%	23,485	34%
Other revenue(11)	3,392	6,621	(49%)	4,113	(18%)
Total net advisory fees and commissions and attachment revenue	1,157,712	1,112,182	4%	1,034,934	12%
Brokerage, clearing and exchange expense	(29,636)	(32,984)	(10%)	(24,793)	20%
Gross Profit(6)	1,128,076	1,079,198	5%	1,010,141	12%

G&A Expense
Core G&A(12)	359,134	370,912	(3%)	341,728	5%
Regulatory charges (13)	24,879	7,594	n/m	48,083	(48%)
Promotional (ongoing)(14)(15)	175,605	147,830	19%	140,171	25%
Acquisition costs(15)	22,243	36,876	(40%)	5,989	n/m
Employee share-based compensation	20,289	19,968	2%	15,748	29%
Total G&A	602,150	583,180	3%	551,719	9%
EBITDA(16)	525,926	496,018	6%	458,422	15%
Depreciation and amortization	78,338	70,999	10%	64,627	21%
Amortization of other intangibles	32,461	30,607	6%	27,760	17%
Interest expense on borrowings	67,779	64,341	5%	48,363	40%
INCOME BEFORE PROVISION FOR INCOME TAXES	347,348	330,071	5%	317,672	9%
PROVISION FOR INCOME TAXES	92,045	86,271	7%	93,381	(1%)
NET INCOME	$255,303	$243,800	5%	$224,291	14%
Earnings per share, diluted	$3.39	$3.23	5%	$2.91	16%
Weighted-average shares outstanding, diluted	75,405	75,548	—%	77,147	(2%)
Adjusted EBITDA(16)	$566,169	$532,894	6%	$504,411	12%
Adjusted EPS(17)	$4.16	$3.88	7%	$3.74	11%

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q3 2024	Q2 2024	Change	Q3 2023	Change
Market Drivers
S&P 500 Index (end of period)	5,762	5,460	6%	4,288	34%
Russell 2000 Index (end of period)	2,230	2,048	9%	1,785	25%
Fed Funds daily effective rate (average bps)	527	533	(6bps)	526	1bps

Advisory and Brokerage Assets(18)
Advisory assets	$892.0	$829.1	8%	$662.7	35%
Brokerage assets	700.1	668.7	5%	575.7	22%
Total Advisory and Brokerage Assets	$1,592.1	$1,497.8	6%	$1,238.4	29%
Advisory as a % of Total Advisory and Brokerage Assets	56.0%	55.4%	60bps	53.5%	250bps

Assets by Platform
Corporate advisory assets(19)	$618.8	$567.8	9%	$444.4	39%
Independent RIA advisory assets(19)	273.2	261.3	5%	218.3	25%
Brokerage assets	700.1	668.7	5%	575.7	22%
Total Advisory and Brokerage Assets	$1,592.1	$1,497.8	6%	$1,238.4	29%

Centrally Managed Assets
Centrally managed assets(20)	$138.1	$126.9	9%	$100.5	37%
Centrally Managed as a % of Total Advisory Assets	15.5%	15.3%	20bps	15.2%	30bps

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q3 2024	Q2 2024	Change	Q3 2023	Change
Organic Net New Assets (NNA)(21)
Organic net new advisory assets	$23.2	$26.6	n/m	$22.7	n/m
Organic net new brokerage assets	3.8	2.5	n/m	10.5	n/m
Total Organic Net New Assets	$27.0	$29.0	n/m	$33.2	n/m

Acquired Net New Assets(21)
Acquired net new advisory assets	$0.5	$0.3	n/m	$—	n/m
Acquired net new brokerage assets	0.1	4.8	n/m	—	n/m
Total Acquired Net New Assets	$0.6	$5.0	n/m	$—	n/m

Total Net New Assets(21)
Net new advisory assets	$23.7	$26.8	n/m	$22.7	n/m
Net new brokerage assets	3.8	7.2	n/m	10.5	n/m
Total Net New Assets	$27.5	$34.0	n/m	$33.2	n/m

Net brokerage to advisory conversions(22)	$3.5	$3.7	n/m	$2.7	n/m
Organic advisory NNA annualized growth(23)	11.2%	13.4%	n/m	13.7%	n/m
Total organic NNA annualized growth(23)	7.2%	8.1%	n/m	10.7%	n/m

Net New Advisory Assets(21)
Corporate RIA net new advisory assets	$24.0	$23.4	n/m	$17.0	n/m
Independent RIA net new advisory assets	(0.3)	3.4	n/m	5.7	n/m
Total Net New Advisory Assets	$23.7	$26.8	n/m	$22.7	n/m
Centrally managed net new advisory assets(21)	$4.4	$4.4	n/m	$4.4	n/m

Net buy (sell) activity(24)	$37.7	$39.3	n/m	$35.6	n/m
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Client Cash Data
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2024	Q2 2024	Change	Q3 2023	Change
Client Cash Balances (in billions)(25)
Insured cash account sweep	$32.1	$31.0	4%	$33.6	(4%)
Deposit cash account sweep	9.6	9.2	4%	9.1	5%
Total Bank Sweep	41.7	40.2	4%	42.7	(2%)
Money market sweep	2.3	2.3	—%	2.6	(12%)
Total Client Cash Sweep Held by Third Parties	44.0	42.5	4%	45.3	(3%)
Client cash account (CCA)(26)	1.8	1.5	20%	1.5	20%
Total Client Cash Balances	$45.8	$44.0	4%	$46.9	(2%)
Client Cash Balances as a % of Total Assets	2.9%	2.9%	—bps	3.8%	(90bps)
Note: Totals may not foot due to rounding.

	Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
Interest-Earnings Assets	Average Balance (in billions)	Revenue	Net Yield (bps)(27)	Average Balance (in billions)	Revenue	Net Yield (bps)(27)	Average Balance (in billions)	Revenue	Net Yield (bps)(27)
Insured cash account sweep	$31.1	$259,503	332	$31.7	$250,804	318	$34.5	$276,944	318
Deposit cash account sweep	9.2	92,765	400	9.0	89,070	399	9.1	81,826	357
Total Bank Sweep	40.3	352,268	348	40.7	339,874	336	43.6	358,770	326
Money market sweep	2.3	1,587	28	2.3	1,601	28	2.4	1,748	29
Total Client Cash Held By Third Parties	42.6	353,855	330	43.0	341,475	320	46.0	360,518	311
Client cash account (CCA)(26)	1.6	18,478	472	1.7	19,841	472	1.5	17,264	454
Total Client Cash	44.2	372,333	335	44.7	361,316	326	47.5	377,782	315
Margin receivables	0.5	11,199	885	0.5	10,521	889	0.5	10,740	883
Other interest revenue	1.5	20,229	533	1.3	17,097	545	0.9	12,745	576
Total Client Cash and Interest Income, Net	$46.2	$403,761	348	$46.5	$388,934	337	$48.9	$401,267	326
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Monthly Metrics
(Dollars in billions, except where noted)
(Unaudited)

	September 2024	August 2024	Change	July 2024	June 2024
Advisory and Brokerage Assets(18)
Advisory assets	$892.0	$869.5	3%	$850.6	$829.1
Brokerage assets	700.1	690.6	1%	678.7	668.7
Total Advisory and Brokerage Assets	$1,592.1	$1,560.1	2%	$1,529.3	$1,497.8

Organic Net New Assets (NNA)(21)
Organic net new advisory assets	$11.0	$5.4	n/m	$6.8	$9.2
Organic net new brokerage assets	0.5	1.1	n/m	2.2	1.6
Total Organic Net New Assets	$11.4	$6.6	n/m	$9.0	$10.8

Acquired Net New Assets(21)
Acquired net new advisory assets	$0.2	$0.2	n/m	$—	$—
Acquired net new brokerage assets	0.1	—	n/m	—	—
Total Acquired Net New Assets	$0.3	$0.3	n/m	$—	$—

Total Net New Assets(21)
Net new advisory assets	$11.2	$5.7	n/m	$6.8	$9.2
Net new brokerage assets	0.5	1.2	n/m	2.2	1.6
Total Net New Assets	$11.7	$6.8	n/m	$9.0	$10.8
Net brokerage to advisory conversions(22)	$1.2	$1.3	n/m	$1.0	$1.2

Client Cash Balances(25)
Insured cash account sweep	$32.1	$30.4	6%	$31.1	$31.0
Deposit cash account sweep	9.6	9.3	3%	9.1	9.2
Total Bank Sweep	41.7	39.7	5%	40.2	40.2
Money market sweep	2.3	2.2	5%	2.3	2.3
Total Client Cash Sweep Held by Third Parties	44.0	41.9	5%	42.5	42.5
Client cash account (CCA)(26)	1.8	1.4	29%	1.5	1.5
Total Client Cash Balances	$45.8	$43.3	6%	$44.0	$44.0

Net buy (sell) activity(24)	$12.2	$12.6	n/m	$12.9	$12.1

Market Drivers
S&P 500 Index (end of period)	5,762	5,648	2%	5,522	5,460
Russell 2000 Index (end of period)	2,230	2,218	1%	2,254	2,048
Fed Funds effective rate (average bps)	513	533	(20bps)	533	533
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Financial Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2024	Q2 2024	Change	Q3 2023	Change
Commission Revenue by Product
Annuities	$481,852	$469,100	3%	$371,304	30%
Mutual funds	193,451	187,432	3%	169,318	14%
Fixed income	55,707	53,192	5%	42,286	32%
Equities	36,786	34,434	7%	27,414	34%
Other	38,736	42,888	(10%)	33,278	16%
Total commission revenue	$806,532	$787,046	2%	$643,600	25%

Commission Revenue by Sales-based and Trailing
Sales-based commissions
Annuities	$265,955	$260,188	2%	$183,974	45%
Mutual funds	42,310	42,981	(2%)	34,718	22%
Fixed income	55,707	53,192	5%	42,286	32%
Equities	36,786	34,434	7%	27,414	34%
Other	28,374	32,275	(12%)	23,400	21%
Total sales-based commissions	$429,132	$423,070	1%	$311,792	38%
Trailing commissions
Annuities	$215,897	$208,912	3%	$187,330	15%
Mutual funds	151,141	144,451	5%	134,600	12%
Other	10,362	10,613	(2%)	9,878	5%
Total trailing commissions	$377,400	$363,976	4%	$331,808	14%
Total commission revenue	$806,532	$787,046	2%	$643,600	25%

Payout Rate(7)	87.46%	87.32%	14bps	87.30%	16bps

LPL Financial Holdings Inc.
Capital Management Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2024	Q2 2024	Q4 2023
Cash and equivalents	$1,474,954	$1,318,894	$465,671
Cash at regulated subsidiaries	(992,450)	(828,145)	(410,313)
Excess cash at regulated subsidiaries per the Credit Agreement	225,886	193,342	128,327
Corporate Cash(3)	$708,390	$684,091	$183,685

Corporate Cash(3)
Cash at the Parent	$435,109	$450,505	$26,587
Excess cash at regulated subsidiaries per the Credit Agreement	225,886	193,342	128,327
Cash at non-regulated subsidiaries	47,395	40,244	28,771
Corporate Cash	$708,390	$684,091	$183,685

Leverage Ratio
Total debt	$4,469,175	$4,471,850	$3,757,200
Total corporate cash	708,390	684,091	183,685
Credit Agreement Net Debt	$3,760,785	$3,787,759	$3,573,515
Credit Agreement EBITDA (trailing twelve months)(28)	$2,340,886	$2,260,165	$2,194,807
Leverage Ratio	1.61x	1.68x	1.63x

	September 30, 2024
Total Debt	Balance	Current Applicable Margin	Interest Rate	Maturity
Revolving Credit Facility(a)	$—	ABR+37.5 bps / SOFR+147.5 bps	6.321%	5/20/2029
Broker-Dealer Revolving Credit Facility	—	SOFR+135 bps	6.310%	5/19/2025
Senior Secured Term Loan B	1,019,175	SOFR+185 bps(b)	7.051%	11/12/2026
Senior Unsecured Notes	500,000	5.700% Fixed	5.700%	5/20/2027
Senior Unsecured Notes	400,000	4.625% Fixed	4.625%	11/15/2027
Senior Unsecured Notes	750,000	6.750% Fixed	6.750%	11/17/2028
Senior Unsecured Notes	900,000	4.000% Fixed	4.000%	3/15/2029
Senior Unsecured Notes	400,000	4.375% Fixed	4.375%	5/15/2031
Senior Unsecured Notes	500,000	6.000% Fixed	6.000%	5/20/2034
Total / Weighted Average	$4,469,175		5.661%

(a)Secured borrowing capacity of $2.25 billion at LPL Holdings, Inc. (the "Parent").
(b)The SOFR rate option is a one-month SOFR rate and subject to an interest rate floor of 0 bps.

LPL Financial Holdings Inc.
Key Business and Financial Metrics
(Dollars in thousands, except where noted)
(Unaudited)

	Q3 2024	Q2 2024	Change	Q3 2023	Change
Advisors
Advisors	23,686	23,462	1%	22,404	6%
Net new advisors	224	578	(61%)	462	(52%)
Annualized advisory fees and commissions per advisor(29)	$371	$358	4%	$311	19%
Average total assets per advisor ($ in millions)(30)	$67.2	$63.8	5%	$55.3	22%
Transition assistance loan amortization ($ in millions)(31)	$69.1	$61.9	12%	$53.7	29%
Total client accounts (in millions)	8.7	8.6	1%	8.2	6%

Employees	7,342	7,451	(1%)	7,124	3%

Services Group
Services Group subscriptions(32)
Professional Services	1,890	1,892	—%	1,867	1%
Business Optimizers	3,798	3,606	5%	3,251	17%
Planning and Advice	735	665	11%	456	61%
Total Services Group subscriptions	6,423	6,163	4%	5,574	15%
Services Group advisor count	4,340	4,169	4%	3,695	17%

AUM retention rate (quarterly annualized)(33)	97.0%	98.4%	(140bps)	98.8%	(180bps)

Capital Management
Capital expenditures ($ in millions)(34)	$147.1	$128.9	14%	$95.0	55%
Acquisitions, net ($ in millions)(35)	$34.1	$115.1	(70%)	$60.3	(43%)

Share repurchases ($ in millions)	$—	$—	—%	$250.0	(100%)
Dividends ($ in millions)	22.4	22.4	—%	22.8	(2%)
Total Capital Returned ($ in millions)	$22.4	$22.4	—%	$272.8	(92%)
Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
Adjusted EPS and Adjusted net income
Adjusted EPS is defined as adjusted net income, a non-GAAP measure defined as net income plus the after-tax impact of amortization of other intangibles, acquisition costs, and certain regulatory charges, divided by the weighted average number of diluted shares outstanding for the applicable period. The Company presents adjusted net income and adjusted EPS because management believes that these metrics can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items, acquisition costs, and certain regulatory charges that management does not believe impact the Company’s ongoing operations. Adjusted net income and adjusted EPS are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income, earnings per diluted share or any other performance measure derived in accordance with GAAP. For a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS, please see the endnote disclosures in this release.
Gross profit
Gross profit is calculated as total revenue less advisory and commission expense; brokerage, clearing and exchange expense; and market fluctuations on employee deferred compensation. All other expense categories, including depreciation and amortization of property and equipment and amortization of other intangibles, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers gross profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that gross profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of gross profit, please see the endnote disclosures in this release.
Core G&A
Core G&A consists of total expense less the following expenses: advisory and commission; depreciation and amortization; interest expense on borrowings; brokerage, clearing and exchange; amortization of other intangibles; market fluctuations on employee deferred compensation; promotional (ongoing); employee share-based compensation; regulatory charges; and acquisition costs. Management presents core G&A because it believes core G&A reflects the corporate expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total expense as calculated in accordance with GAAP. For a reconciliation of the Company's total expense to core G&A, please see the endnote disclosures in this release. The Company does not provide an outlook for its total expense because it contains expense components, such as advisory and commission, that are market-driven and over which the Company cannot exercise control. Accordingly, a reconciliation of the Company’s outlook for total expense to an outlook for core G&A cannot be made available without unreasonable effort.
EBITDA and Adjusted EBITDA
EBITDA is defined as net income plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles. Adjusted EBITDA is defined as EBITDA, a non-GAAP measure, plus acquisition costs and certain regulatory charges. The Company presents EBITDA and adjusted EBITDA because management believes that they can be useful financial metrics in understanding the Company’s earnings from operations. EBITDA and adjusted EBITDA are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to EBITDA and adjusted EBITDA, please see the endnote disclosures in this release.
Credit Agreement EBITDA
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's amended and restated credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles, and is further adjusted to exclude certain non-cash charges and other adjustments, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to Credit Agreement EBITDA, please see the endnote disclosures in this release.

Endnote Disclosures
(1) Represents the estimated total advisory and brokerage assets expected to transition to the Company's primary broker-dealer subsidiary, LPL Financial, in connection with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters and the actual amount transitioned may vary from the estimate.

(2) The terms “Financial Advisors” and “Advisors” refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial, an SEC-registered broker-dealer and investment advisor.
(3) Corporate cash, a component of cash and equivalents, is the sum of cash and equivalents from the following: (1) cash and equivalents held at LPL Holdings, Inc., (2) cash and equivalents held at regulated subsidiaries as defined by the Company's Credit Agreement, which include LPL Financial and The Private Trust Company, N.A., in excess of the capital requirements of the Company's Credit Agreement (which, in the case of LPL Financial is net capital in excess of 10% of its aggregate debits, or five times the net capital required in accordance with Exchange Act Rule 15c3-1) and (3) cash and equivalents held at non-regulated subsidiaries.
(4) Compliance with the Leverage Ratio is only required under the Company's revolving credit facility.
(5)    The Company was named Top RIA custodian (Cerulli Associates, 2023 U.S. RIA Marketplace Report); No. 1 Independent Broker-Dealer in the U.S. (based on total revenues, Financial Planning magazine 1996-2022); and, among third-party providers of brokerage services to banks and credit unions, No. 1 in AUM Growth from Financial Institutions; No. 1 in Market Share of AUM from Financial Institutions; No. 1 in Market Share of Revenue from Financial Institutions; No. 1 on Financial Institution Market Share; No. 1 on Share of Advisors (2021-2022 Kehrer Bielan Research and Consulting Annual TPM Report). Fortune 500 as of June 2021.
(6) Gross profit is a non-GAAP financial measure. Please see a description of gross profit under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a calculation of gross profit for the periods presented (in thousands):

	Q3 2024	Q2 2024	Q3 2023
Total revenue	$3,108,394	$2,931,769	$2,522,383
Advisory and commission expense	1,948,065	1,819,027	1,488,432
Brokerage, clearing and exchange expense	29,636	32,984	24,793
Employee deferred compensation	2,617	560	(983)
Gross profit	$1,128,076	$1,079,198	$1,010,141

(7) Production-based payout is a financial measure calculated as advisory and commission expense plus (less) advisor deferred compensation. The payout rate is calculated by dividing the production-based payout by total advisory and commission revenue. Below is a reconciliation of the Company’s advisory and commission expense to the production-based payout and a calculation of the payout rate for the periods presented (in thousands, except payout rate):

	Q3 2024	Q2 2024	Q3 2023
Advisory and commission expense	$1,948,065	$1,819,027	$1,488,432
(Less) Plus: Advisor deferred compensation	(37,431)	(6,977)	17,648
Production-based payout	$1,910,634	$1,812,050	$1,506,080

Advisory and commission revenue	$2,184,582	$2,075,209	$1,725,162

Payout rate	87.46%	87.32%	87.30%
(8) Below is a reconciliation of client cash revenue per Management's Statements of Operations to client cash revenue, a component of asset-based revenue, on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q3 2024	Q2 2024	Q3 2023
Client cash on Management's Statement of Operations	372,333	$361,316	$377,782
Interest income on CCA balances segregated under federal or other regulations(10)	(18,478)	(19,841)	(17,264)
Client cash on Condensed Consolidated Statements of Income	$353,855	$341,475	$360,518
(9)     Consists of revenue from the Company's sponsorship programs with financial product manufacturers, omnibus processing and networking services but does not include fees from client cash programs.

(10) During the first quarter of 2024, the Company disaggregated the activity previously reported in the interest income and other, net line item into its interest income, net and other revenue components. Prior period amounts have been reclassified to conform to the current presentation. Below is a reconciliation of interest income, net per Management's Statements of Operations to interest income, net on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q3 2024	Q2 2024	Q3 2023
Interest income, net on Management's Statement of Operations	$31,428	$27,618	$23,485
Interest income on CCA balances segregated under federal or other regulations(8)	18,478	19,841	17,264
Interest income on deferred compensation	17	19	24
Interest income, net on Condensed Consolidated Statements of Income	$49,923	$47,478	$40,773
(11) During the first quarter of 2024, the Company disaggregated the activity previously reported in the interest income and other, net line item into its interest income, net and other revenue components. Prior period amounts have been reclassified to conform to the current presentation. Below is a reconciliation of other revenue per Management's Statements of Operations to other revenue on the Company's condensed consolidated statements of income for the periods presented (in thousands):

	Q3 2024	Q2 2024	Q3 2023
Other revenue on Management's Statement of Operations	$3,392	$6,621	$4,113
Interest income on deferred compensation	(17)	(19)	(24)
Deferred compensation	40,048	7,537	(18,631)
Other revenue on Condensed Consolidated Statements of Income	$43,423	$14,139	$(14,542)
(12)     Core G&A is a non-GAAP financial measure. Please see a description of core G&A under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of the Company's total expense to core G&A for the periods presented (in thousands):

	Q3 2024	Q2 2024	Q3 2023
Core G&A Reconciliation
Total expense	$2,761,046	$2,601,698	$2,204,711
Advisory and commission	(1,948,065)	(1,819,027)	(1,488,432)
Depreciation and amortization	(78,338)	(70,999)	(64,627)
Interest expense on borrowings	(67,779)	(64,341)	(48,363)
Brokerage, clearing and exchange	(29,636)	(32,984)	(24,793)
Amortization of other intangibles	(32,461)	(30,607)	(27,760)
Employee deferred compensation	(2,617)	(560)	983
Total G&A	602,150	583,180	551,719
Promotional (ongoing)(14)(15)	(175,605)	(147,830)	(140,171)
Acquisition costs(15)	(22,243)	(36,876)	(5,989)
Employee share-based compensation	(20,289)	(19,968)	(15,748)
Regulatory charges (13)	(24,879)	(7,594)	(48,083)
Core G&A	$359,134	$370,912	$341,728

(13) Regulatory charges for the three months ended September 30, 2024 include charges related to a potential settlement with the SEC to resolve the Company's civil investigation of certain elements of the Company’s Anti-Money Laundering ("AML") compliance program. Under the SEC's proposed resolution, the Company would pay an $18.0 million civil monetary penalty, and the Company has recorded an $18.0 million charge for the quarter ended September 30, 2024. Regulatory charges for the three months ended September 30, 2023 include a $40.0 million charge to reflect the amount of the penalty related to the SEC's civil investigation of the Company’s compliance with records preservation requirements for business-related electronic communications that was not covered by the Company’s captive insurance subsidiary. The Company reached a settlement with the staff of the SEC and paid the civil monetary penalty of $50.0 million in August 2024.
(14) Promotional (ongoing) includes $13.0 million, $12.2 million and $10.8 million for the three months ended September 30, 2024, June 30, 2024 and September 30, 2023, respectively, of support costs related to full-time employees that are classified within Compensation and benefits expense in the condensed consolidated statements of income and excludes costs that have been incurred as part of acquisitions that have been classified within acquisition costs for the same periods.
(15) Acquisition costs include the costs to setup, onboard and integrate acquired entities and other costs that were incurred as a result of the acquisitions. The below table summarizes the primary components of acquisition costs for the periods presented (in thousands):

	Q3 2024	Q2 2024	Q3 2023
Acquisition costs
Fair value mark on contingent consideration(36)	$5,849	$24,624	$—
Compensation and benefits	8,352	6,827	1,345
Professional services	6,685	3,567	2,199
Promotional(14)	1,964	539	2,260
Other	(607)	1,319	185
Acquisition costs	$22,243	$36,876	$5,989

(16) EBITDA and adjusted EBITDA are non-GAAP financial measures. Please see a description of EBITDA and adjusted EBITDA under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of net income to EBITDA and adjusted EBITDA for the periods presented (in thousands):

	Q3 2024	Q2 2024	Q3 2023
EBITDA and adjusted EBITDA Reconciliation
Net income	$255,303	$243,800	$224,291
Interest expense on borrowings	67,779	64,341	48,363
Provision for income taxes	92,045	86,271	93,381
Depreciation and amortization	78,338	70,999	64,627
Amortization of other intangibles	32,461	30,607	27,760
EBITDA	$525,926	$496,018	$458,422
Regulatory charges(13)	18,000	—	40,000
Acquisition costs(15)	22,243	36,876	5,989
Adjusted EBITDA	$566,169	$532,894	$504,411

(17) Adjusted net income and adjusted EPS are non-GAAP financial measures. Please see a description of adjusted net income and adjusted EPS under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS for the periods presented (in thousands, except per share data):

	Q3 2024		Q2 2024		Q3 2023
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income / earnings per diluted share	$255,303	$3.39	$243,800	$3.23	$224,291	$2.91
Regulatory charges(13)	18,000	0.24	—	—	40,000	0.52
Amortization of other intangibles	32,461	0.43	30,607	0.41	27,760	0.36
Acquisition costs(15)	22,243	0.29	36,876	0.49	5,989	0.08
Tax benefit	(14,650)	(0.19)	(17,816)	(0.24)	(9,143)	(0.12)
Adjusted net income / adjusted EPS	$313,357	$4.16	$293,467	$3.88	$288,897	$3.74
Diluted share count	75,405		75,548		77,147
Note: Totals may not foot due to rounding.
(18) Consists of total advisory and brokerage assets under custody at the Company's primary broker-dealer subsidiary, LPL Financial.
(19) Assets on the Company's corporate advisory platform are serviced by investment advisor representatives of LPL Financial. Assets on the Company's independent RIA advisory platform are serviced by investment advisor representatives of separate registered investment advisor firms rather than representatives of LPL Financial.
(20) Consists of advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.
(21) Consists of total client deposits into advisory or brokerage accounts less total client withdrawals from advisory or brokerage accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage or advisory accounts as deposits and withdrawals, respectively.
(22) Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.
(23) Calculated as annualized current period organic net new assets divided by preceding period assets in their respective categories of advisory assets or total advisory and brokerage assets.
(24) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial.
(25) Client cash balances include CCA and exclude purchased money market funds. CCA balances include cash that clients have deposited with LPL Financial that is included in Client payables in the condensed consolidated balance sheets. The following table presents purchased money market funds for the periods presented (in billions):

	Q3 2024	Q2 2024	Q3 2023
Purchased money market funds	$38.5	$35.7	$25.2
(26) During the first quarter of 2024, the Company updated its definition of client cash account balances to exclude other client payables. Prior period disclosures have been updated to reflect this change as applicable.
(27) Calculated by dividing revenue for the period by the average balance during the period.

(28) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under the “Non-GAAP Financial Measures” section of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter and in doing so may make further adjustments to prior quarters. Below are reconciliations of trailing twelve month net income to trailing twelve month EBITDA and Credit Agreement EBITDA for the periods presented (in thousands):

	Q3 2024	Q2 2024	Q4 2023
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$1,005,422	$974,410	$1,066,250
Interest expense on borrowings	246,618	227,201	186,804
Provision for income taxes	339,977	341,312	378,525
Depreciation and amortization	284,431	270,720	246,994
Amortization of other intangibles	121,238	116,537	107,211
EBITDA	$1,997,686	$1,930,180	$1,985,784
Credit Agreement Adjustments:
Acquisition costs and other(15)(37)	$236,007	$224,687	$110,170
Employee share-based compensation	78,425	73,884	66,024
M&A accretion (38)	26,265	28,843	30,268
Advisor share-based compensation	2,503	2,571	2,561
Credit Agreement EBITDA	$2,340,886	$2,260,165	$2,194,807
(29) Calculated based on the average advisor count from the current period and prior periods.
(30)    Calculated based on the end of period total advisory and brokerage assets divided by end of period advisor count.
(31) Represents amortization expense on forgivable loans for transition assistance to advisors and institutions.
(32) Refers to active subscriptions related to professional services offerings (CFO Solutions, Marketing Solutions, Admin Solutions, Advisor Institute, Bookkeeping, Partial Book Sales, CFO Essentials, and Digital Marketing) and business optimizer offerings (M&A Solutions, Digital Office, Resilience Plans and Assurance Plans), as well as planning and advice services (Paraplanning, Tax Planning, and High Net Worth Services) for which subscriptions are the number of advisors using the service.
(33) Reflects retention of total advisory and brokerage assets, calculated by deducting quarterly annualized attrition from total advisory and brokerage assets, divided by the prior quarter total advisory and brokerage assets.
(34) Capital expenditures represent cash payments for property and equipment during the period.
(35) Acquisitions, net represent cash paid for acquisitions, net of cash acquired during the period.
(36) Represents a fair value adjustment to our contingent consideration liabilities that is reflected in other expense in the condensed consolidated statements of income.
(37) Acquisition costs and other primarily include acquisition costs, costs incurred related to the integration of the strategic relationship with Prudential, an $18.0 million regulatory charge recognized during the three months ended September 30, 2024 related to an investigation of the Company’s compliance with certain elements of the Company’s AML compliance program, and a $40.0 million regulatory charge recognized during the three months ended September 30, 2023 to reflect the amount of a penalty proposed by the SEC as part of its civil investigation of the Company's compliance with records preservation requirements for business-related electronic communications stored on personal devices that have not been approved by the Company.
(38)    M&A accretion is an adjustment to reflect the annualized expected run rate EBITDA of an acquisition as permitted by the Credit Agreement for up to eight fiscal quarters following the close of the transaction.